UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Synaptogenix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2023, Synaptogenix, Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with Cannasoul Analytics Ltd. (“Cannasoul”), pursuant to which the Company agreed to purchase from Cannasoul (i) 12,737 shares of Cannasoul’s Series A preferred shares, no par value per share (the “Preferred Shares”), at a price of $44.1550 per Preferred Share and (ii) a convertible preferred note in an aggregate amount of up to $1,437,598.49 (the “Initial Convertible Note”). Additionally, the Company agreed to purchase up to four additional convertible preferred notes in a total amount of up to approximately $2,000,000 (or approximately $500,000 per convertible preferred note), subject to Cannasoul achieving certain revenue and expense goals (the “Milestones”) over the next four quarters (the “Milestone Convertible Notes”) as set forth in the Purchase Agreement. The Company’s purchase of the Preferred Notes, the Initial Convertible Notes and the Milestone Convertible Notes is herein referred to as the “Investment.” If Cannasoul fails to achieve a Milestone, the Company will not be obligated to purchase the applicable Milestone Convertible Note. If Cannasoul achieves a Milestone and the Company fails to purchase the applicable Milestone Convertible Note, Cannasoul will have the right to convert all the Company’s Preferred Shares into Cannasoul’s ordinary shares and the Company will lose certain board appointment rights and certain rights in Cannasoul’s subsidiaries, each as further described below.

Dr. David (Dedi) Meiri, founder of Cannasoul, heads the Laboratory of Cancer Biology and Cannabinoid Research at the Technion – Israel Institute of Technology (“Technion”), where he develops cannabinoids for various indications. Pursuant to a license agreement between Cannasoul, Dr. Meiri and Technion, Cannasoul has a right of first look with respect to each new cannabinoid indication developed in Dr. Meiri’s laboratory and not otherwise funded by a third party. Whenever Cannasoul exercises this right of first look, it creates a new subsidiary to carry out the development of such indication (each, a “Project Subsidiary”). In connection with the Investment, the Company received certain rights in existing Project Subsidiaries. Additionally, Cannasoul granted the Company a right of first look to invest in any new Project Subsidiaries as well as certain preemptive and veto rights in connection with such Project Subsidiaries. Pursuant to a collaboration agreement entered into by the Company and Cannasoul on October 31, 2023 (the “Collaboration Agreement”), the parties agreed to form a joint research committee with equal representation from the Company and Cannasoul (the “JRC”). The JRC will evaluate the technology and compounds developed by Dr. Meiri in his laboratory, assess the feasibility of developing and commercializing each compound and, for those compounds with respect to which the Company exercises its right of first look, collaborate on the strategy for clinical development of such compounds.

In connection with the Investment, Cannasoul adopted amended and restated articles of incorporation (the “Cannasoul Charter”). Pursuant to the Cannasoul Charter, the Company has a number of rights as investor, including but not limited to (i) the right to appoint and dismiss three of the seven members of Cannasoul’s board of directors and veto power with respect to a fourth member, (ii) preemptive rights to participate pro rata in any pre-initial public offering financings by Cannasoul, (iii) rights of first refusal with respect to transfers of Cannasoul ordinary shares by other investors, (iv) rights of co-sale with respect to proposed sales or transfers of Cannasoul ordinary shares by certain key investors, (v) veto rights with respect to certain major transactions, any amendment to the Cannasoul Charter, approval of Cannasoul’s budget and other items.

Also on October 31, 2023, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with Cannasoul, the founders of Cannasoul and certain investors in Cannasoul (the Company and the other investors collectively, the “Investors”). Pursuant to the Investor Rights Agreement, if Cannasoul ever completes an initial public offering in the United States, the Investors may, subject to conditions set forth in the Investor Rights Agreement, request that Cannasoul file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the ordinary shares underlying the Preferred Shares.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Purchase Agreement, the Collaboration Agreement and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Collaboration Agreement and the Investor Rights Agreement, forms of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Share Purchase Agreement, dated October 31, 2023, by and between Synaptogenix, Inc. and Cannasoul Analytics Ltd.
10.2	Collaboration Agreement, dated October 31, 2023, by and between Synaptogenix, Inc. and Cannasoul Analytics Ltd.
10.3	Investor Rights Agreement, dated October 31, 2023, by and between Synaptogenix, Inc., Cannasoul Analytics Ltd. and other investors party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTOGENIX, INC.

Date: November 6, 2023	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer